                                                                      EXHIBIT 11
                               ORION CAPITAL CORPORATION
                         COMPUTATION OF EARNINGS PER COMMON SHARE
                                       (UNAUDITED)
                    (000s omitted - except for per common share data)

                                         Three months ended    Nine months ended
                                            September 30,        September 30,
                                         ------------------    -----------------
                                          1997     1996        1997    1996
                                          ----     ----        ----    ----
Computation of weighted average number of
  common and equivalent shares outstanding:
 PRIMARY -
  Weighted average number of shares
    outstanding ......................   27,335    27,328    27,313    27,428
  Dilutive effect of stock options and
    stock awards .....................      546       374       515       370
                                         ------    ------    ------    ------
  Weighted average number of common and
    equivalent shares ................   27,881    27,702    27,828    27,798
                                         ======    ======    ======    ======
Net earnings attributable to common
  stockholders .......................  $24,526   $24,361   $79,385   $62,821
                                         ======    ======    ======    ======
Net earnings per common share ........  $   .88   $   .88   $  2.85   $  2.26
                                         ======    ======    ======    ======
 FULLY DILUTED -
  Weighted average number of shares
    outstanding .......................  27,335    27,328    27,313    27,428

  Dilutive effect of stock options and
    stock awards ......................     625       388       558       388
                                         ------    ------     -----    ------
  Weighted average number of common and
    equivalent shares ................   27,960    27,716    27,871    27,816
                                         ======    ======    ======    ======
Net earnings attributable to common
  stockholders .......................  $24,526   $24,361   $79,395   $62,821
                                         ======    ======    ======    ======
Net earnings per common share ........  $   .88   $   .88   $  2.85   $  2.26
                                        =======   =======   =======   =======
                                          Page 26